CONSENT OF MESSRS. BATTLE FOWLER



     We consent to the reference to our Firm under the heading "Federal Income Taxes" in Pre-Effective Amendement No. 1 to the Registration Statement on Form N-1A of Institutional Daily Income Fund as filed with the Securities and Exchange Commission on April 8, 1994.


                                                      /s/  Battle Fowler
                                                           BATTLE FOWLER

New York, New York
April 8, 1994